UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

CAPNIA, INC.

(Name of Registrant as Specified In Its Charter)

Not applicable

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CAPNIA, INC.

3 Twin Dolphin Drive, Suite 160

Redwood City, CA 94065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m. Pacific Time on Monday, June 15, 2015

Dear Stockholder:

We cordially invite you to attend the 2015 Annual Meeting of Stockholders of Capnia Inc. The meeting will be held on Monday, June 15, 2015, at 9:00 a.m. Pacific Time, 3 Twin Dolphin Drive, Suite 160, Redwood City, CA 94065. At the meeting we will:

1.	To elect two Class I directors to serve until the 2018 Annual Meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

3.	Transact any other business as may properly come before the meeting or any postponement or adjournment thereof.

The notice of the Annual Meeting, proxy statement and form of proxy will be distributed and made available on or about May 26, 2015. Pursuant to the rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our Proxy Materials both by sending you this full set of Proxy Materials and by notifying you of the availability of our Proxy Materials on the Internet.

The accompanying proxy card will identify the website address where the Proxy Materials will be made available; the date, time and location of the Annual Meeting; the proposals to be voted upon at the Annual Meeting and our board of directors’ recommendation with regard to such proposals; and a toll-free telephone number and a website address where stockholders can vote. The notice of the Annual Meeting and Proxy Materials are also available on our website at http://www.capnia.com/investors.

Your vote is important. Whether you plan to attend the Annual Meeting, please cast your vote via the Internet, as promptly as possible, as instructed in the Proxy Materials. We encourage you to vote via the Internet. It is convenient, is more environmentally friendly, and saves us significant postage and processing costs.

By order of the Board of Directors,

Anish Bhatnagar, M.D.

President and Chief Executive Officer

Redwood City, California

April 30, 2015

CAPNIA, INC.

PROXY STATEMENT

FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m. Pacific Time on Monday, June 15, 2015

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our Board of Directors is soliciting Proxies for the 2015 Annual Meeting of Stockholders to be held at 3 Twin Dolphin Drive, Suite 160, Redwood City, CA 94065 on June 15, 2015, at a.m., Pacific Time. The address of our principal executive office is 3 Twin Dolphin Drive, Suite 160, Redwood City, CA 94065 and our telephone number at this address is (650) 213-8444. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters set forth in the attached Notice of Annual Meeting. Please read it carefully.

On or about May 26, 2015, copies of this Proxy will be sent or made available to persons who are stockholders at the close of business on May  19, 2015, the record date for the Annual Meeting.

Proxy Materials

Pursuant to the rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our Proxy Materials both by sending you our full set of Proxy Materials and by notifying you of the availability of our Proxy Materials on the Internet.

The accompanying proxy card will identify the website address where the Proxy Materials will be made available; the date, time and location of the Annual Meeting; the proposals to be voted upon at the Annual Meeting and our board of directors’ recommendation with regard to such proposals; and a toll-free telephone number and a website address where stockholders can vote. The notice of the Annual Meeting and Proxy Materials are also available on our website at http://www.capnia.com/investors.

Electronic Access to Proxy Materials

Choosing to receive future Proxy Materials by e-mail will save us the cost of printing and mailing the Proxy Materials to you and will reduce the environmental impact of our Annual Meeting. If you choose to receive future Proxy Materials by e-mail, you will receive an e-mail in connection with the 2016 Annual Meeting next year with instructions including a link to the Proxy Materials and a link to the proxy voting site. Your election to receive Proxy Materials by e-mail will remain in effect until you terminate it.

Costs of Solicitation

Capnia will pay the entire cost of preparing, assembling, printing, mailing, and distributing these Proxy Materials and soliciting votes. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses to forward solicitation material to such beneficial owners, including fees associated with:

•	Forwarding the Proxy Materials to beneficial owners; and

•	Obtaining beneficial owners’ voting instructions.

Certain of our directors, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by written communication, telephone, facsimile or other electronic means. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant.

If you choose to access the Proxy Materials and/or vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these Proxy Materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities.

Record Date and Shares Outstanding

Only stockholders of record at the close of business on May 19, 2015, are entitled to attend and vote at the Annual Meeting. On April 24, 2015, 7,498,077 shares of our common stock were outstanding and held of record.

QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING

Although we encourage you to read this Proxy Statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you may have about the Annual Meeting or this Proxy Statement.

Q: Why am I receiving these Proxy Materials?

A: Our Board of Directors is providing these Proxy Materials for you in connection with our Annual Meeting of stockholders, which will take place on June 15, 2015. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Q: What information is contained in these Proxy Materials?

A: You are receiving a proxy card, a copy of our Annual Report on Form 10-K for the year ended December 31, 2014 (the “Annual Report on Form 10-K”) and this proxy statement (collectively, the “Proxy Materials”). The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, corporate governance and information on our board of directors and certain other required information.

Q: How do I get electronic access to the Proxy Materials?

A: These Proxy Materials (including our Annual Report) are also available on our website at http://www.astproxyportal.com/ast/19765 and the SEC website at http://www.sec.gov.

Q: What proposals will be voted on at the Annual Meeting?

A: There are two proposals scheduled to be voted on at the Annual Meeting:

•	To elect the Class I nominees for director as set forth in this Proxy Statement; and

•	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Q: What is Capnia’s voting recommendation?

A: Our Board of Directors unanimously recommends that you vote your shares “FOR” the Class I nominees to our Board of Directors and “FOR” ratification of the appointment of Marcum LLP as our independent registered public accounting firm.

Q: What happens if additional proposals are presented at the Annual Meeting?

A: Other than the two proposals described in this Proxy Statement, Capnia does not expect any additional matters to be presented for a vote at the Annual Meeting. If you are a stockholder of record and grant a proxy, the persons named as proxy holders, Anish Bhatnagar and David O’Toole, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of Capnia’s Class I nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

Q: Who can vote at the Annual Meeting?

A: Our Board of Directors has set May 19, 2015 as the record date for the Annual Meeting. All stockholders who own Capnia common stock at the close of business on May 19, 2015 may attend and vote at the Annual

Meeting. For each share of common stock held as of the record date, the stockholder is entitled to one vote on each proposal to be voted on. Stockholders do not have the right to cumulate votes. On April 24, 2015, 7,498,077 shares of our common stock were outstanding. Shares held as of the record date include shares that you hold directly in your name as the stockholder of record and those shares held by a beneficial owner through a broker, bank or other nominee for you as a beneficial owner.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most stockholders of Capnia hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record

If your shares are registered directly in your name with Capnia’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares and the Proxy Materials have been sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to Capnia or to vote in person at the Annual Meeting.

Beneficial Owners

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” In such instances, your broker, bank or other nominee is considered, with respect to those shares, the stockholder of record and they will have forwarded the Proxy Materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request a “legal proxy” from the broker, bank or other nominee who holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q: How many votes does Capnia need to hold the Annual Meeting?

A: The holders of a majority of Capnia’s issued and outstanding shares, and entitled to vote, as of the record date must be present in person or represented at the Annual Meeting by proxy in order for Capnia to hold the meeting and conduct business. This is called a quorum. Both abstentions and broker “non-votes” are counted as present for the purpose of determining the presence of a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Shares are counted also as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card or voting instruction form or voted via the Internet or by telephone.

Q: What is the voting requirement to approve each of the proposals?

A: Proposal One — Directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The two individuals receiving the highest number of “FOR” votes at the Annual Meeting will, therefore, be elected. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. You may vote either “FOR” or “WITHHOLD” on each of the Class I nominees for election as director.

Proposal Two — The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to ratify the appointment of Marcum LLP as our company’s independent registered public accounting firm. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Two. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on the proposal.

Q: Who counts the votes?

A: Votes cast by proxy or in person at the Annual Meeting will be tabulated and certificated by the inspector of elections who will also determine whether or not a quorum is present. A representative of American Stock Transfer & Trust Company, LLC will serve as the inspector of elections.

Q: What happens if I do not cast a vote?

A: Stockholders of record — If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the proposals at the Annual Meeting. However, if you submit a signed proxy card with no further instructions, the shares represented by that proxy card will be voted as recommended by our Board of Directors.

Beneficial owners — If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal One) because if you do not indicate how you want to vote your shares voted on such proposal, your bank, broker or other nominee is not allowed to vote those shares on your behalf on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on your behalf. Your bank, broker or other nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Marcum as our independent registered public accounting firm (Proposal Two).

Q: How can I vote my shares in person at the Annual Meeting?

A: Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person, please bring your proxy card or proof of identification to the Annual Meeting. Even if you plan to attend the Annual Meeting, Capnia recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. If you hold your shares in street name, you must request and receive in advance of the Annual Meeting a legal proxy from your broker, bank or other nominee in order to vote in person at the Annual Meeting.

Q: How can I vote my shares in advance, without attending the Annual Meeting?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy; please refer to the voting instructions in the Proxy Materials or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee; please refer to the voting instructions provided to you by your broker, bank or other nominee.

Internet — Stockholders of record with Internet access may submit proxies until 11:59 p.m., Eastern Time, on June 14, 2015, by following the instructions on your proxy cards or at www.voteproxy.com. Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, banks or other nominees. Your proxy card or voting instructions form you complete and return will provide instructions for stockholders whose bank or brokerage firm is participating in electronic voting.

Telephone — You will be eligible to submit your vote by telephone until 11:59 p.m., Eastern Time, on June 14, 2015, by following the telephone voting instructions on your proxy cards.

Mail — You may indicate your vote by completing, signing and dating the proxy card or voting instruction form where indicated and by returning it in the prepaid envelope that will be provided. Your vote must be received by 11:59 p.m., Eastern Time, on June 14, 2015.

Q: How can I change or revoke my vote?

A: Subject to any rules your broker, bank or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

Stockholders of record — If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive offices, Attention: Corporate Secretary.

Beneficial owners — If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, bank or other nominee, or (2) if you have obtained, from the broker, bank or other nominee who holds your shares, a legal proxy giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

In addition, a stockholder of record or a beneficial owner who has voted via the Internet or by telephone may also change his, her or its vote by making a timely and valid Internet or telephone vote no later than 11:59 p.m., Eastern Time, on June 14, 2015.

Q: Where can I find the voting results of the Annual Meeting?

A: We will announce the preliminary voting results at the Annual Meeting. We will report the final results in a current report on Form 8-K filed within four business days after the date of the Annual Meeting.

Q: Who are the proxies and what do they do?

A: Our Board of Directors designated the two persons named as proxies on the proxy card, Anish Bhatnagar and David O’Toole. When you, as stockholder of record, provide voting instructions in the proxy card, the named proxies will cause their votes in accordance with the instructions as indicated on the proxy card. If you are a stockholder of record and submit a signed proxy card, but do not indicate your voting instructions, the named proxies will vote as recommended by our Board of Directors in favor of the nominated directors and for ratification of the appointment of Marcum as our independent registered public accounting firm for the fiscal year ending December 31, 2015. If a matter not described in this Proxy Statement is properly presented at the Annual Meeting, the named proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the named proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Q: What should I do if I receive more than one set of Proxy Materials?

A: If you receive more than one set of Proxy Materials, it is because your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each proxy card or voting instruction form you receive to ensure that all of your shares are voted.

Q: How may I obtain a separate set of Proxy Materials?

A: When more than one stockholder shares the same address, each stockholder may not individually receive a separate copy of the Proxy Materials. Stockholders who do not receive a separate copy of the Proxy Materials may request to receive a separate copy of the Proxy Materials by contacting our Investor Relations department (i) by mail at 3 Twin Dolphin Drive, Suite 160, Redwood City, CA 94065, (ii) by calling us at (650) 213-8444, or (iii) by sending an email to IR@capnia.com, attn. David O’Toole. Alternatively, stockholders who share an address and receive multiple copies of our Proxy Materials may request to receive a single copy by following the instructions above.

Q: Is my vote confidential?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Capnia or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, stockholders provide written comments on their proxy cards, which are then forwarded to Capnia’s management.

Q: What is the deadline to propose actions for consideration at the 2016 Annual Meeting of stockholders or to nominate individuals to serve as directors at that Annual Meeting?

A: Our stockholders may submit proposals that they believe should be voted upon at our next year’s Annual Meeting in 2016 or nominate persons for election to our Board of Directors at that meeting (see “Stockholder Proposals”). Stockholders may also recommend candidates to our Board of Directors for election at that meeting (See “Recommendations and Nominations of Director Candidates”).

Stockholder Proposals:

For a stockholder proposal to be considered for inclusion in Capnia’s proxy statement for the 2016 Annual Meeting, the written proposal must be received by Capnia’s Corporate Secretary at our principal executive offices no later than January 23, 2016. If the date of the 2016 Annual Meeting is moved more than 30 days before or after the anniversary date of the 2015 Annual Meeting, the deadline for inclusion of proposals in Capnia’s proxy statement for the 2016 Annual Meeting is instead a reasonable time before Capnia begins to print and mail its Proxy Materials for the 2016 Annual Meeting. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored Proxy Materials. When a stockholder does not seek to include a proposal in our 2016 proxy statement pursuant to Rule 14a-8, the stockholder may submit the proposal to Capnia for the 2016 Annual Meeting of Stockholders consistent with the requirements of our Bylaws. To be timely under our Bylaws, such stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary not more than 75 days and not less than 45 days prior to the one-year anniversary of the date we first mailed its Proxy Materials or a notice of availability of Proxy Materials (whichever is earlier) to stockholders in connection with our company’s previous year’s Annual Meeting of stockholders. For the 2016 Annual Meeting, assuming a mailing date of May 26, 2015 for this Proxy Statement, the notice must be received no earlier than March 12, 2016 and no later than April 11, 2016. However, if the date of the 2016 Annual Meeting is moved more than 30 days before or more than 60 days after the one-year anniversary date of this year’s Annual Meeting, then for notice to be timely under our Bylaws the notice must be received by the Corporate Secretary not earlier than the 120th day prior to the 2016 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2016 Annual Meeting or the 10th day following the day on which Capnia first publicly announces the day of the 2016 Annual Meeting. To be in proper form, a stockholder’s notice to our company must set forth the information required by our Bylaws.

In no event shall any adjournment or postponement of an Annual Meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice, as described in Section 2.4(i)(a) of our Bylaws.

As described in our Bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our Bylaws (the “Bylaw Deadline”), the stockholder will not be permitted to present the proposal to our stockholders for a vote at the 2016 Annual Meeting.

Recommendations and Nominations of Director Candidates:

The Nominating and Corporate Governance Committee will consider recommendations and nominations for candidates to the Board of Directors from stockholders. A stockholder that desires to recommend a candidate for election to the Board of Directors must direct the recommendation in writing to Capnia, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, details regarding any shares of our stock which the nominee holds as of the time of the submission, evidence of the nominating person’s ownership of our common stock, a description of any arrangement between the stockholder and the nominee, and a written statement from the nominee acknowledging that if elected, the nominee will serve his or her term as director and will owe a fiduciary duty to our company and our stockholders.

A stockholder that instead desires to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in Section 2.4(ii) of our Bylaws and the rules and regulations of the SEC, consistent with the time requirements provided above, and in form and setting forth the information required by our Bylaws.

The SEC also establishes a different deadline for submission of stockholder proposals with respect to matters subject to discretionary voting (the “Discretionary Vote Deadline”). The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at this year’s Annual Meeting. In addition, assuming a mailing date of May 26, 2015 for this Proxy Statement, the proxy holders at next year’s Annual Meeting will have similar discretionary authority to vote on any matter that is submitted to our company after April 11, 2016. If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2016 Annual Meeting.

Because the Bylaw Deadline is possibly not capable of being determined until we publicly announce the date of our 2016 Annual Meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at the 2016 Annual Meeting and we believe that our proxy holders at such meeting would be allowed to use the discretionary authority granted by the proxy to vote against the proposal at such meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

Delivery of Nominations, Recommendations and Proposals:

Nominations, recommendations and/or proposals should be addressed and timely delivered to: Capnia, Inc., Attention: Corporate Secretary, at 3 Twin Dolphin Drive, Suite 160, Redwood City, CA 94065. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2016 proxy statement.

Copy of Bylaws:

You may contact us at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Alternatively, a copy of our Bylaws is available on our corporate website at www.capnia.com in the Corporate Governance section of the Investor Relations page.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently composed of seven members. Four of our directors are independent within the meaning of the independent director requirements of The NASDAQ Capital Market, or NASDAQ. Our board of directors is divided into three classes with staggered three-year terms. At each Annual Meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names, ages as of December 31, 2014, and certain other information for each of the directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
1. Directors with Terms Expiring at the Annual Meeting/Nominees
William James Alexander(1)(3)	I	65	Director	06/28/2008	2015	2018
Edgar G. Engleman, M.D.	I	69	Director	06/07/2001	2015	2018

2. Continuing Directors
Steinar J. Englesen, M.D., M.Sc(1)(2)(3)	II	64	Director	04/20/2004	2016	—
Stephen Kirnon, Ed.D.(2)(3)	II	52	Director	07/22/2002	2016	—
William G. Harris(1)(2)	III	56	Director	06/02/2014	2017	—
Ernest Mario	III	76	Chairman	08/03/2007	2017	—
Anish Bhatnagar	III	47	President, Chief Executive Officer and Director	02/06/2014	2017	—

(1)	Member of our audit committee
(2)	Member of our nominating and corporate governance committee
(3)	Member of our compensation committee

Nominee Directors

William James Alexander, M.D., M.P.H., FACP. Dr. Alexander has been a member of our board of directors since June 2008. Since June 2008, he has worked as an independent consultant to the pharmaceutical industry. He also serves as Senior Director of Medical Affairs at Chiesi USA, Inc. He has held senior clinical development and regulatory positions at a number of companies, including Beecham, SmithKline The Beecham Group plc, GlaxoSmithKline plc, and Glaxo Wellcome plc. He has contributed to successful NDAs for products in multiple therapeutic areas, including antibacterials, antivirals (herpes, hepatitis, and HIV), asthma and COPD, as well as migraine. Dr. Alexander was a public health medical officer and clinical investigator in Birmingham, Alabama, and collaborated with the CDC in investigating the epidemiology of hepatitis C and HIV. He is certified by the American Board of Internal Medicine and has been a member of the Infectious Diseases Society of America since 2010. Dr. Alexander received his M.D. from the University of Missouri and his M.P.H. from the University of Alabama, Birmingham. He received his B.S. in science from Mississippi State University.

We believe Dr. Alexander is able to make valuable contributions to our Board of Directors due to his years of public health and pharmaceutical industry experience, his business and regulatory expertise resulting from his service in leadership positions at multiple companies, and his knowledge of our company.

Edgar G. Engleman, M.D. Dr. Engleman has been a member of our board of directors since June 2001. He is a founding member of Vivo Ventures, LLC (formerly BioAsia Investments) and since 1990 has served as professor of Pathology and Medicine at Stanford University School of Medicine, where he oversees the Stanford Blood Center as well as his own immunology research group. An editor of numerous scientific journals and the inventor of multiple patented technologies, Dr. Engleman has authored more than 250 publications in medical and scientific journals and has trained more than 200 graduate students and postdoctoral fellows. Dr. Engleman has co-founded a number of biopharmaceutical companies including Cetus Immune Corporation (acquired by Chiron Corporation), Genelabs Technologies, Inc., (acquired by GlaxoSmithKline plc), National Medical Audit, and Dendreon Corporation. He is the lead inventor of the technology underlying Provenge, Dendreon’s cancer vaccine, which was approved in 2010 to treat asymptomatic or minimally symptomatic metastatic hormone refractory prostate cancer. Dr. Engleman currently serves on the boards of several private biotechnology companies, including Gryphon Therapeutics, Inc., Naryx Pharma, Inc., Eiger BioPharma, Inc., Nuveta, Inc. and Semnur Pharmaceuticals, Inc. He received his M.D. from Columbia University School of Medicine and his B.A. from Harvard University.

We believe Dr. Engleman is able to make valuable contributions to our Board of Directors due to his extensive knowledge of the healthcare industry, his medical expertise, his service on other company boards of directors, and his understanding of our company.

Continuing Directors

Anish Bhatnagar, M.D. Dr. Bhatnagar was appointed as our Chief Executive Officer in February 2014. Prior to that, he served as our President and Chief Operating Officer. Dr. Bhatnagar joined us in 2006, and has held positions of increasing responsibility since then. Dr. Bhatnagar is a physician with over 15 years of experience in the medical device and biopharmaceutical industries. His experience spans development of biologics, drugs, drug-device combinations and diagnostic as well as therapeutic medical devices. His prior experience includes working at Coulter Pharmaceuticals, Inc. from 1998 to 2000 and Titan Pharmaceuticals, Inc. from 2000 to 2006. He is the author of several peer-reviewed publications, abstracts and book chapters. He obtained his medical degree at SMS Medical College in Jaipur, India and completed his Residency and Fellowship training in the U.S. at various institutions, including Georgetown University Hospital and the University of Pennsylvania.

We believe Dr. Bhatnagar is able to make valuable contributions to our Board of Directors due to his service as an executive officer of our company, including as Chief Executive Officer, extensive knowledge of medical device and pharmaceutical company operations, and extensive experience working with companies, regulators and other stakeholders in the medical device and pharmaceutical industries.

Ernest Mario, Ph.D. Dr. Mario joined our board of directors in August 2007 and served as Chairman and Chief Executive Officer until February 2014 when he was named Chairman. From April 2003 to August 2007, Dr. Mario served as Chief Executive Officer and Chairman of Reliant Pharmaceuticals, Inc., a privately held pharmaceutical company that was acquired by GSK for approximately $1.6 billion in 2007. Dr. Mario served as Chief Executive Officer and Chairman of ALZA Corporation, a research-based pharmaceutical company, from November 1997 to December 2001, when ALZA was acquired by Johnson & Johnson for approximately $12 billion. Previously he served as Chief Executive Officer and Co-Chairman of ALZA from August 1993 to November 1997. From January 1992 until March 1993, Dr. Mario served as Deputy Chairman of Glaxo Holdings plc., a pharmaceutical company, and as Chief Executive from May 1989 to March 1993. Dr. Mario has current and past service on a number of corporate boards including Boston Scientific Corporation, Celgene Inc., Chimerix, Inc., Kindred Biosciences Inc., Tonix Pharmaceuticals Holding Corp. and XenoPort Inc. Dr. Mario is active in numerous educational and healthcare organizations. He is Chairman of the American Foundation for Pharmaceutical Education, a Director of the Gladstone Foundation, and past Chairman of the Duke University Health System. Dr. Mario earned his M.S. and Ph.D. in physical sciences at the University of Rhode Island and a B.S. in pharmacy at Rutgers. He holds honorary doctorates from the University of Rhode Island and Rutgers University. In 2007 he was awarded the Remington Medal by the American Pharmacists’ Association, pharmacy’s highest honor.

We believe Dr. Mario is able to make valuable contributions to our Board of Directors due to his extensive knowledge of our company, the industry, and our competitors, his extensive experience in risk oversight, quality and business strategy as a result of serving in leadership roles at multiple companies, his status as a significant stockholder and his prior service as our Chief Executive Officer.

Steinar J. Engelsen, M.D., M.Sc., CEFA. Dr. Engelsen has been a member of our board of directors since April 2004. Since November 1996, Dr. Engelsen has been a partner of Teknoinvest AS, a venture capital firm based in Norway. From June 1989 until October 1996, Dr. Engelsen held various management positions within Hafslund Nycomed AS, a pharmaceutical company based in Europe, and affiliated companies. He was responsible for therapeutic research and development, most recently serving as Senior Vice President, Research and Development of Nycomed Pharma AS from January 1994 until October 1996. He currently serves on the board of directors of Insmed, Inc. In addition, from January to November 2000, Dr. Engelsen was acting Chief Executive Officer of Centaur Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Engelsen also served as Chairman of the board of directors of Centaur. Dr. Engelsen received his M.Sc. in Nuclear Chemistry and his M.D. from the University of Oslo, and is a Certified European Financial Analyst from The Norwegian School of Economics.

We believe Dr. Engelsen is able to make valuable contributions to our Board of Directors due to his extensive healthcare management experience, his financial and business leadership and expertise resulting from serving as a director or executive officer of multiple companies, and his understanding of our company.

William G. Harris. Mr. Harris has been a member of our board of directors since June 2014. Since 2001, he has been the Senior Vice President of Finance and Chief Financial Officer of Xenoport, Inc. From 1996 to 2001, he held several positions with Coulter Pharmaceutical, Inc., a biotechnology company engaged in the development of novel therapies for the treatment of cancer and autoimmune diseases, the most recent of which was Senior Vice President and Chief Financial Officer. Corixa Corp., a developer of immunotherapeutic products, acquired Coulter Pharmaceutical in 2000. Prior to Coulter Pharmaceutical, from 1990 to 1996, Mr. Harris held several positions at Gilead Sciences, Inc., the most recent of which was director of finance. Mr. Harris received a B.A. from the University of California, San Diego and an M.B.A. from Santa Clara University, Leavey School of Business and Administration.

We believe Mr. Harris is able to make valuable contributions to our board of directors due to his vast experience as a finance professional in the biomedical and pharmaceutical industries

Stephen Kirnon, Ed.D. Dr. Kirnon has been a member of our board of directors since July 2002. He has over 20 years of operational experience in biomedical organizations. Since January 2009, he has served as the Co-founder and CEO of PharmaPlan LLC. From January 2012 until July 2013 he served as Vice President, Co-Lead Life Science Practice at Witt/Kieffer, Ford, Hadelman, Lloyd Corp. Prior to that, Dr Kirnon was the President and Chief Executive Officer of Pepgen Corporation, a biopharmaceutical company based in Alameda, California, specializing in autoimmune diseases. He was formerly the President and CEO of Target Protein Technologies, Inc., a pharmaceutical company based in San Diego and specializing in the development of pharmaceutical compounds targeted to specific tissues and organs of the human body. Prior to TPT, he was the President and COO and a member of the Board of Yamanouchi Pharma Technologies, Inc., which is responsible for developing and commercializing Yamanouchi’s proprietary drug delivery technologies as well as the U.S. development and manufacture of Yamanouchi’s pharmaceuticals. Previously, Dr. Kirnon was the President of the Drug Delivery Division of Cygnus, Inc., successfully leading that Division into profitability and subsequently through sale of its business. Dr. Kirnon has also held various business development, sales, and marketing positions at Cygnus, Biogenex Laboratories, Inc., and GlaxoSmithKline plc. Dr. Kirnon received his doctorate in organization change and transformational leadership from as well as his M.B.A. from Pepperdine University, where he is an Adjunct Professor. He received a B.A. degree in Biochemistry from Harvard University. He is also a trustee of the New England College of Optometry.

We believe Dr. Kirnon is able to make valuable contributions to our Board of Directors due to his extensive operational experience in the biomedical and pharmaceutical industries, and his knowledge of our company.

Director Independence

Under the listing requirements and rules of The NASDAQ Capital Market, or NASDAQ, independent directors must comprise a majority of a listed company’s board of directors within a specified period of time after the Exchange Offer.

In connection with the company’s initial public offering (the “IPO”), our board of directors performed a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors determined that Mr. Harris and Drs. Engelsen, Kirnon, and Alexander have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent,” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission, and the listing requirements and rules of NASDAQ. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our company, any other transactional relationships a nonemployee director may have with our company, and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director and any of his and our respective affiliates.

Board Leadership Structure

Our board of directors has a Chairman, Dr. Mario, who has authority, among other things, to preside over board of directors meetings, and to call special meetings of the board. Accordingly, the Chairman has substantial ability to shape the work of our board of directors. We currently believe that separation of the roles of Chairman and Chief Executive Officer reinforces the leadership role of our board of directors in its oversight of the business and affairs of our Company. In addition, we currently believe that having a separate Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our board of directors to monitor whether management’s actions are in the best interests of the company and its stockholders. However, no single leadership model is right for all companies and at all times. Our board of directors recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman with the role of Chief Executive Officer, might be appropriate. As a result, our board of directors may periodically review its leadership structure.

Board Committees

Our board of directors has the authority to appoint committees to perform certain management and administration functions. Our board of directors has an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors. The inclusion of our website address in this prospectus does not incorporate by reference the information on or accessible through our website into this prospectus

Audit Committee

Our audit committee consists of Steinar J. Engelsen, William G. Harris, and William James Alexander, each of whom satisfies the independence requirements under NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The chairperson of our audit committee is Mr. Harris. Each member of our audit committee can read and understand fundamental financial statements in accordance with audit committee requirements. In arriving at this determination, our board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications, independence and performance and our internal accounting and financial controls. Our audit committee is responsible for the appointment, compensation, retention and oversight of our independent auditors. Our board of directors has determined that Dr. Engelsen and Mr. Harris are audit committee financial experts, as defined by the rules promulgated by the Securities Exchange and Commission.

The charter of the audit committee is available on our website at www.capnia.com. The inclusion of our website address in this prospectus does not include or incorporate by reference into this prospectus the information on or accessible through our website.

Compensation Committee

Our compensation committee consists of Steinar J. Engelsen, William G. Harris and Stephen Kirnon each of whom our board of directors has determined to be independent under NASDAQ listing standards, a “nonemployee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director” as that term is defined in Section 162(m) of the Code. The chairperson of our compensation committee is Dr. Engelsen.

Our compensation committee oversees our compensation policies, plans and benefits programs and assists our board of directors in meeting its responsibilities with regard to oversight and determination of executive compensation. In addition, our compensation committee reviews and makes recommendations to our board of directors with respect to our major compensation plans, policies and programs and assesses whether our compensation structure establishes appropriate incentives for officers and employees.

The charter of the compensation committee is available on our website at www.capnia.com. The inclusion of our website address in this prospectus does not include or incorporate by reference into this prospectus the information on or accessible through our website.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Steinar J. Engelsen, Stephen Kirnon and William James Alexander, each of whom our board of directors has determined to be independent under NASDAQ listing standards. The chairperson of our nominating and corporate governance committee is Dr. Kirnon.

Our nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of the board of directors and its committees. In addition, our nominating and corporate governance committee is responsible for reviewing and making recommendations to our board of directors on matters concerning corporate governance and conflicts of interest.

The charter of the nominating and corporate governance committee is available on our website at www.capnia.com. The inclusion of our website address in this prospectus does not include or incorporate by reference into this prospectus the information on or accessible through our website

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee will consider candidates for directors recommended by stockholders. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diversity of experience, skills and experience, including appropriate financial and other expertise relevant to our business. Stockholders wishing to recommend a candidate for nomination should contact our Corporate Secretary in writing. Such recommendations must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, details regarding any shares of our stock which the nominee holds as of the time of the submission, evidence of the nominating person’s ownership of our common stock, a description of any arrangement between the stockholder and the nominee, and a written statement from the nominee acknowledging that if elected, the nominee will serve his or her term as director and will owe a fiduciary duty to our company and our stockholders. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board of directors membership. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

A stockholder can nominate a candidate directly for election to our board of directors by complying with the procedures in Section 2.4(ii) of our bylaws and the rules and regulations of the SEC. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary at Capnia, Inc., 3 Twin Dolphin Drive, Suite 160, Redwood City, CA 94065. To be timely for our 2016 Annual Meeting of stockholders, our Corporate Secretary must receive the nomination not more than 75 days and not less than 45 days prior to the one-year anniversary of the date we first mailed its Proxy Materials or a notice of availability of Proxy Materials (whichever is earlier) to stockholders in connection with our previous year’s Annual Meeting of stockholders. The notice must state the information required by Section 2.4(ii)(b)(1) of our bylaws and otherwise must comply with applicable federal and state law.

Communications with the Board of Directors

Stockholders wishing to communicate with our board of directors or with an individual member of our board of directors may do so by writing to our board of directors or to the particular member of our board of directors, and mailing the correspondence to our Corporate Secretary at Capnia, Inc., 3 Twin Dolphin Drive, Suite 160, Redwood City, CA 94065. Our Corporate Secretary will review all incoming stockholder communications (excluding mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material), and if deemed appropriate, the stockholder communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the chairman of our board of directors. This procedure does not apply to stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Role in Risk Oversight

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of business objectives, including organizational and strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of our board of directors in setting our business strategy is a key part of its assessment of management’s plans for risk management and its determination of what constitutes an appropriate level of risk for our company. The participation of our board of directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to our company, including operational, financial, legal and regulatory, and strategic and reputational risks.

While our board of directors has the ultimate responsibility for the risk management process, senior management and various committees of our board of directors also have responsibility for certain areas of risk management.

Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full board of directors or a relevant committee. Our finance and regulatory personnel serve as the primary monitoring and evaluation function for company-wide policies and procedures, and manage the day-today oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Our audit committee focuses on monitoring and discussing our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. As appropriate, the audit committee provides reports to and receive direction from the full board of directors regarding our risk management policies and guidelines, as well as the audit committee’s risk oversight activities.

In addition, our compensation committee assesses our compensation policies to confirm that the compensation policies and practices do not encourage unnecessary risk taking. The compensation committee reviews and discusses the relationship between risk management policies and practices, corporate strategy and senior executive compensation and, when appropriate, report on the findings from the discussions to our board of directors. Our compensation committee intends to set performance metrics that will create incentives for our senior executives that encourage an appropriate level of risk-taking that is commensurate with our short-term and long-term strategies.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.capnia.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements. The inclusion of our website address in this prospectus does not incorporate by reference the information on or accessible through our website into this prospectus.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has ever been an officer or employee of the company. None of our executive officers serve, or have served during the last fiscal year, as a member of a of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving on our board directors or on our compensation committee.

Non-Employee Director Compensation

Directors who are employees do not receive any additional compensation for their service on our board of directors. We reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at board of directors and committee meetings. In 2014, certain of our non-employee directors received cash compensation as set forth below.

The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2014.

Name	Cash Compensation	Option Awards(1)	Other Compensation	Total
Edgar G. Engleman	$4,795	$6,610	—	$11,405
Ernie Mario	$8,219	$53,608	—	$61,827
Steinar J. Engelsen	$6,164	$6,610	—	$12,774
Stephen Kirnon	$6,164	$6,610	—	$12,774
William James Alexander	$4,795	$6,610	—	$11,405
William G. Harris	$6,164	$6,610	—	$12,774

(1)	The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 6 and Note 9 to our financial statements included in this prospectus. The table below lists the aggregate number of shares and additional information with respect to the outstanding option awards held by each of our non-employee directors.

Name	Equity Award Grant Date	Number of Shares Subject to Outstanding Options as of December 31, 2014	Option Exercise Price(7)	Option Expiration Date
Edgar G. Engleman(1)	11/12/2014	7,000	$7.14	11/12/2024
Ernest Mario(2)	6/27/2008	51,264	$3.48	6/27/2018
Ernest Mario(2)	6/27/2008	28,735	$3.48	6/27/2018
Ernest Mario(2)	11/12/2014	49,772	$7.14	11/12/2014
Ernest Mario(2)	11/12/2014	7,000	$7.14	11/12/2024
Steinar J. Engelsen(3)	11/12/2014	7,000	$7.14	11/12/2024
Stephen Kirnon(4)	6/21/2005	1,822	$5.76	6/21/2015
Stephen Kirnon(4)	6/27/2008	1,666	$3.48	9/25/2018
Stephen Kirnon(4)	10/15/2008	833	$3.48	10/15/2018
Stephen Kirnon(4)	11/12/2014	7,000	$7.14	11/12/2024
William James Alexander(5)	9/25/2008	1,666	$3.48	9/25/2018
William James Alexander(5)	10/15/2008	833	$3.48	10/15/2018
William James Alexander(5)	11/12/2014	7,000	$7.14	11/12/2024
William Harris(6)	11/12/2014	7,000	$7.14	11/12/2024

(1)	Dr. Engleman joined our board of directors in June 2001.
(2)	Dr. Mario joined our board of directors in August 2007.
(3)	Dr. Engelsen joined our board of directors in April 2004.
(4)	Dr. Kirnon joined our board of directors in July 2002.
(5)	Dr. Alexander joined our board of directors in June 2008.
(6)	Mr. Harris joined our board of directors in June 2014.
(7)	The grant date fair market value of the Common Stock underlying these option awards is equal to the option exercise price on the date of grant.

Our board of directors has adopted a non-employee director compensation policy, which became effective for all of our non-employee directors as of the closing of our initial public offering, pursuant to which we will compensate our non-employee directors with a combination of cash and equity. Each such director will receive an annual base cash retainer of $35,000 for such service, to be paid quarterly. The policy also provides that we compensate certain members of our board of directors for service on our committees as follows:

•	The chair or executive chair of our board of directors will receive an annual cash retainer of $25,000 for such service, paid quarterly;

•	The chairperson of our audit committee will receive an annual cash retainer of $10,000 for such service, paid quarterly;

•	The chairperson of our compensation committee will receive an annual cash retainer of $10,000 for such service, paid quarterly; and

The chairperson of our nominating and corporate governance committee will receive an annual cash retainer of $10,000 for such service, paid quarterly.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently composed of seven members. In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. At the Annual Meeting, two Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, William James Alexander and Edgar G. Engleman as nominees for election as Class I directors at the Annual Meeting. If elected, each of Messrs Alexander and Engleman will serve as Class I directors until the 2018 Annual Meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the re-election of Messrs. Alexander and Engleman. We expect that Messrs. Alexander and Engleman will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of Class I directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF

THE TWO DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS

PROXY STATEMENT AS CLASS I DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Marcum LLP, or Marcum, as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2015. Marcum also served as our independent registered public accounting firm for our fiscal year ended December 31, 2014.

At the Annual Meeting, stockholders are being asked to ratify the appointment of Marcum as our independent registered public accounting firm for our fiscal year ending December 31, 2015. Stockholder ratification of the appointment of Marcum is not required by our Bylaws or other applicable legal requirements. However, our Board is submitting the appointment of Marcum to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2015 if our audit committee believes that such a change would be in our company’s best interests and that of our stockholders. A representative of Marcum is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Marcum for our fiscal years ended December 31, 2014 and 2013.

	2013	2014
Audit Fees(1)	$165,419	$74,688
Audit-Related Fees(2)	$0	$0
Tax Fees(3)	$0	$0
All Other Fees(4)	$0	$190060

	$165,419	$264,748

(1)	“Audit Fees” consist of fees and expenses billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by Marcum in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)	“Audit-Related Fees” consist of fees and expenses billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)	“Tax Fees” consist of fees and expenses billed for professional services rendered by Marcum for tax compliance, tax advice and tax planning.
(4)	“All Other Fees” consist of fees and expenses billed for professional services rendered by Marcum in connection with our Form S-1 registration statements related to our IPO in November 2014.

Auditor Independence

In 2014, there were no other professional services provided by Marcum that would have required our audit committee to consider their compatibility with maintaining the independence of Marcum.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Marcum for our fiscal years ended December 31, 2013 and 2014 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of Marcum requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING

DECEMBER 31, 2015.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Capnia, Inc., or the Company, specifically incorporates it by reference in such filing.

The audit committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Marcum LLP, or Marcum, the Company’s independent registered public accounting firm. The audit committee has discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board.

The audit committee has received and reviewed the written disclosures and the letter from Marcum required by the applicable requirements of the Public Company Accounting Oversight Board regarding Marcum’s communications with the audit committee concerning independence, and has discussed with Marcum its independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the audit committee of the board of directors:

William G. Harris (Chair)

Steinar J. Engelsen

William James Alexander

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of April 24, 2015. Each executive officer serves at the discretion of our board of directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Executive Officers:
Anish Bhatnagar, M.D.	47	President, Chief Executive Officer and Director
David D. O’Toole	56	Chief Financial Officer
Anthony Wondka	53	Vice President of Research and Development
Gina Phelps	58	Vice President of Sales

Anish Bhatnagar, M.D. has served as our President since April 1, 2006 and our Chief Executive Officer since February 6, 2014.

Executive Officers

Anish Bhatnagar, M.D. Dr. Bhatnagar was appointed as our Chief Executive Officer in February 2014. Prior to that, he served as our President and Chief Operating Officer. Dr. Bhatnagar joined us in 2006, and has held positions of increasing responsibility since then. Dr. Bhatnagar is a physician with over 15 years of experience in the medical device and biopharmaceutical industries. His experience spans development of biologics, drugs, drug-device combinations and diagnostic as well as therapeutic medical devices. His prior experience includes working at Coulter Pharmaceuticals, Inc. from 1998 to 2000 and Titan Pharmaceuticals, Inc. from 2000 to 2006. He is the author of several peer-reviewed publications, abstracts and book chapters. He obtained his medical degree at SMS Medical College in Jaipur, India and completed his Residency and Fellowship training in the U.S. at various institutions, including Georgetown University Hospital and the University of Pennsylvania.

We believe Dr. Bhatnagar is able to make valuable contributions to our board of directors due to his service as an executive officer of our company, including as Chief Executive Officer, extensive knowledge of medical device and pharmaceutical company operations, and extensive experience working with companies, regulators and other stakeholders in the medical device and pharmaceutical industries.

David D. O’Toole was appointed as our Chief Financial Officer in July 2014. He has more than 30 years of experience in the accounting and finance sectors, and for the past 14 years has focused on the medical device, tools, and diagnostics industry. From September 2012 to June 2014 Mr. O’Toole was Senior Vice President and Chief Financial Officer at Codexis, Inc., a public company focused on developing biocatalysts. From May 2010 to August 2012 Mr. O’Toole was Vice President and Chief Financial Officer at Response Genetics, Inc., and served from May 2008 to August 2010 as Executive Vice President and Chief Financial Officer of Abraxis Bioscience, Inc. From 1992 to 2008, Mr. O’Toole worked at Deloitte & Touche LLP, where he served for 12 of those years as a partner. He worked at Arthur Anderson & Co., from 1984 to 1992, as an international tax manager. Mr. O’Toole received his Bachelor of Science, Accounting from the University of Arizona and is a certified public accountant.

Anthony Wondka. Mr. Wondka was appointed as our Vice President of Research and Development in June 2013. Prior to that, he was a consultant for us since May 2011. He has held management and executive positions in the medical device industry for over 20 years, in large and small companies. From April 2006 to March 2011, Mr. Wondka served as VP of R&D and then VP of Technology and Clinical Affairs for Breathe Technologies, where he invented and co-invented ventilation products that address large unmet needs in chronic obstructive pulmonary disease, or COPD, and obstructive sleep apnea. From July 1997 to April 2006, Mr. Wondka was Director of R&D and VP of Manufacturing at Pulmonx, where he co-invented and led the early development of the Chartis™ diagnostic system and procedure that is used to guide endobronchial lung volume reduction for the treatment of COPD, and is currently being sold in the E.U. Prior to Pulmonx, Mr. Wondka worked at Pfizer subsidiary Shiley (acquired by Covidien) and Bear Medical (acquired by Carefusion), where he held lead roles in engineering and quality assurance, supporting commercialization activities for market leading ENT and respiratory products. He holds over 40 issued or pending patents and has a B.S. in Bioengineering from University of California San Diego.

Gina Phelps. Ms. Phelps joined Capnia in June 2014 and has over 25 years of experience in sales of medical devices and point-of-care diagnostics. Prior to joining Capnia, Ms. Phelps served as Director of Sales (West) for Accumetrics, leading the company’s sales efforts for the VerifyNow® line of hospital-based diagnostics. She held this position from 2011 until the acquisition of Accumetrics by ITC Corporation in 2013. Prior to that, Ms. Phelps was the National Sales Director for Metrika, Inc., where she had a leadership role in the launch of Metrika’s point-of-care diagnostic devices for diabetes management. Metrika was acquired by Bayer Healthcare LLC in 2006. Ms. Phelps continued her sales leadership role for the Metrika products post-acquisition, serving in various positions of increasing responsibility with Bayer Healthcare from 2006 through 2011. She started her career in medical device and diagnostics sales with Roche Diagnostics. Ms. Phelps was a licensed practical nurse and received her B.S. from Utah College of Applied Technology.

EXECUTIVE COMPENSATION

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. Our named executive officers for the year ended December 31, 2014 are:

•	Anish Bhatnagar, M.D., our Chief Executive Officer, President and Chief Operating Officer;

•	David D. O’Toole, our Chief Financial Officer;

•	Anthony Wondka, our Vice President, Research & Development; and

•	Antoun Nabhan, J.D., our Vice President of Corporate Development(3).

Throughout this section, we refer to these four officers as our named executive officers.

The Summary Compensation Table below sets forth information regarding the compensation awarded to or earned by our named executive officers during the year ended December 31, 2014.

2014 Summary Compensation Table

Name and principal position	Year	Salary	Option awards(1)	Non-equity incentive plan Compensation	All Other Compensation	Total
Anish Bhatnagar Chief Executive Officer, President and Chief Operating Officer	2014	$433,125	$406,274	—	—	$839,399

David D. O’Toole(2) Chief Financial Officer (as of July 7, 2014)	2014	$121,212	$122,539	—	—	$243,751

Anthony Wondka Vice President, Research & Development	2014	$246,750	$63,216	—	—	$309,966

Antoun Nabhan(3) Vice President of Corporate Development	2014	$150,027	$61,270	—	—	$211,297

(1)	The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year ended December 31, 2014, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 6 and Note 9 to our financial statements included in this prospectus.
(2)	Mr. O’Toole joined the company as our Chief Financial Officer on July 7, 2014.
(3)	Mr. Nabhan was our Vice President of Corporate Development. He resigned from the Company on December 17, 2014.

Employment offer letters

We have entered into employment offer letters with each of our named executive officers. The offer letters provide for “at-will” employment and set forth the terms and conditions of employment, including annual base salary, target bonus opportunity, equity compensation, severance benefits and eligibility to participate in our employee benefit plans and programs. In connection with their employment, our named executive officers were each also required to execute our standard proprietary information and inventions agreement. The material terms of these offer letters are summarized below. These summaries are qualified in their entirety by reference to the actual text of the offer letters, which were filed as exhibits to the Registration Statement on Form S-1 that was filed in connection with our IPO.

Agreement with Ernest Mario

We entered into an offer letter with Dr. Mario, dated June 22, 2007, pursuant to which Dr. Mario served as our Chief Executive Officer. The agreement provided for “at-will” employment and sets forth certain agreed upon terms and conditions of employment.

Agreement with Anish Bhatnagar

We entered into an employment agreement with Dr. Bhatnagar, dated April 26, 2010, pursuant to which Dr. Bhatnagar serves as our President and Chief Executive Officer. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Dr. Bhatnagar’s current annual base salary is $393,750.

Agreement with David D. O’Toole

We entered into an employment agreement with Mr. O’Toole, dated June 25, 2014, pursuant to which Mr. O’Toole serves as our Chief Financial Officer. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Mr. O’Toole’s current annual base salary is $250,000.

Agreement with Anthony Wondka

We entered into an offer letter with Mr. Wondka, dated May 29, 2013, pursuant to which Mr. Wondka serves as our Vice President of Research and Development. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Mr. Wondka’s current annual base salary is $235,000.

Agreement with Antoun Nabhan

We entered into an offer letter with Mr. Nabhan, dated April 17, 2014, pursuant to which Mr. Nabhan serves as our Vice President of Corporate Development. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Mr. Nabhan’s current annual base salary is $225,000. Mr. Nabhan resigned from our company on December 17, 2014.

Potential payments and benefits upon termination or change of control

Dr. Bhatnagar. Pursuant to Dr. Bhatnagar’s employment agreement, if Dr. Bhatnagar’s employment is terminated without Cause by us (or our successor company) apart from a Change of Control (as defined in Dr. Bhatnagar’s employment agreement) within two months prior to a Change of Control or within twelve months following a Change of Control, and if he executes and does not revoke a release of claims within 60 days following the date of his termination, Dr. Bhatnagar will be entitled to: (a) a lump sum severance payment equal to twelve months’ of Dr. Bhatnagar’s then current base salary; and (b) reimbursement for the cost of Dr. Bhatnagar’s continued coverage under our employee benefit plans for a period ending on the earlier of twelve months following the date of the termination of his employment or the date on which he becomes eligible for coverage under similar employee benefit plans. In addition, pursuant to Dr. Bhatnagar’s employment agreement, if, in the event of a Change of Control, Dr. Bhatnagar’s employment is terminated without cause by us (or our successor company) or Dr. Bhatnagar resigns for Good Reason (as defined in Dr. Bhatnagar’s employment agreement), and if he executes and does not revoke a release of claims within 60 days following the date of his termination, Dr. Bhatnagar will be entitled to: (i) a lump sum severance payment equal to eighteen months’ of Dr. Bhatnagar’s then current base salary; (ii) a lump sum payment equal to the pro-rated portion of Dr. Bhatnagar’s target bonus for the year of his termination; and (c) reimbursement for the cost of Dr. Bhatnagar’s continued coverage under our employee benefit plans for a period ending on the earlier of eighteen months following the date of the termination of his employment or the date on which he becomes eligible for coverage under similar employee benefit plans.

Outstanding equity awards at December 31, 2014

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2014.

Name	Grant date	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date
		Exercisable		Unexercisable
Anish Bhatnagar	6/8/2006	5,208	(1)(3)	—	$10.56	6/8/2016
Anish Bhatnagar	3/14/2007	4,166	(1)(2)	—	$10.56	3/14/2017
Anish Bhatnagar	9/25/2007	1,041	(1)(3)	—	$10.56	9/25/2017
Anish Bhatnagar	6/27/2008	11,666	(1)(3)	—	$3.48	9/25/2018
Anish Bhatnagar	10/15/2008	8,333	(1)(3)	—	$3.48	10/15/2018
Anish Bhatnagar	6/3/2010	58,419	(1)(3)	—	$1.20	6/3/2020
Anish Bhatnagar	11/12/2014	233,052	(4)	197,198	$7.14	11/12/2024
Anthony Wondka	6/3/2013	5,458	(5)	5,458	$1.80	6/3/2023
Anthony Wondka	11/12/2014	19,875	(4)	47,072	$7.14	11/12/2024
Antoun Nabhan	11/12/2014	16,222	(4)(6)	—	$7.14	11/12/2024
David D. O’Toole	11/12/2014	38,526	(4)	91,245	$7.14	11/12/2024

(1)	The options listed are fully vested or are subject to an early exercise right and may be exercised in full prior to vesting of the shares underlying such options. Vesting of all options is subject to continued service on each vesting date.
(2)	The shares subject to the stock option vest over a four-year period as follows: 25% of the shares underlying the options vest on the one-year anniversary of the vesting commencement date and thereafter 1/48th of the shares vest each month, subject to the continued service with us through each vesting date.
(3)	The shares subject to the stock option vest over a four-year period as follows: 1/48th of the shares vest each month, subject to the continued service with us through each vesting date.
(4)	The shares subject to the stock option vest over a four-year period as follows: 25% of the shares underlying the options vest on the vesting commencement date and thereafter 1/48th of the shares vest each monthly subject to the continued service with us through each vesting date.
(5)	The shares subject to the stock option vest over a four-year period as follows: 25% of the shares underlying the options vest on the one year anniversary of the vesting commencement date and thereafter 1/36th of the shares vest each month subject to the continued service with us through each vesting date.
(6)	Mr. Nabhan resigned from the Company on December 17, 2014.

Compensation Committee Report

The information contained in the following Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The compensation committee has reviewed and discussed the foregoing “Executive Compensation” section of this Proxy Statement with management. Based on this review and discussion, the compensation committee recommended to our board of directors that such information be included in this Proxy Statement.

Respectfully submitted by the members of the compensation committee of the board of directors:

Steinar J. Engelsen (Chair)

William G. Harris

Stephen Kirnon

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock at April 1, 2015, for:

•	each of our directors;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person, or group of affiliated persons, who beneficially owned more than 5% of our Common Stock.

We have determined beneficial ownership in accordance with the rules of the Securities Exchange and Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of Common Stock that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 6,769,106 shares of Common Stock outstanding as of February 15, 2015, as reported on our Annual Report on Form 10-K for the annual period ended December 31, 2014, filed with the SEC on March 13, 2015. For purposes of the table below, we have assumed that 9,202,664 shares of Common Stock will be outstanding as of April 1, 2015 based upon the following:

(i) 6,769,106 shares of our Common Stock outstanding as of February 15, 2015, as reported on our Annual Report on Form 10-K for the annual period ended December 31, 2014, filed with the SEC on March 13, 2015;

(ii) 618,607 shares of Common Stock issued upon the exercise of Series B Warrants prior to April 1, 2015;

(iii) 1,778,275 shares of Common Stock issuable upon the exercise of outstanding Series B Warrants eligible for cash exercise based on the Series B Warrants outstanding as of prior to April 1, 2015;

(iv) 21,186 shares of Common Stock issued upon the cashless exercise of 52,255 Series B warrants prior to April 1, 2015;

(v) 13,407 shares of Common Stock issued upon the cashless exercise of 43,270 warrants from financings in 2010 and 2012 prior to April 1, 2015; and

(vi) 2,083 shares of Common Stock issued upon the exercise of 2,083 stock options prior to April 1, 2015.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Capnia, Inc., 3 Twin Dolphin Drive, Suite 160, Redwood City, CA 94065.

Name of Beneficial Owner	Shares Beneficially Owned Prior to the Exchange Offer		Shares Beneficially Owned After the Exchange Offer
	Number of Shares	%	Number of Shares		%
5% Stockholders
Entities Associated with Vivo Ventures Fund V, L.P.(1)	5,658,232	62.95%	6,602,090		57.73%
Ernest Mario(2)	1,372,646	18.28	1,672,604		16.80
John Mack(3)	508,219	7.36	552,122		5.91
Hudson Bay Capital(4)	514,700	7.21	697,050		7.27
Robert Steel(5)	508,339	7.37	552,282		5.91
Empery Asset Management(6)	420,000	5.84	560,000		5.90
Anson Funds(7)	419,320	5.83	591,480		6.19
Triremes 16 LLC(8)	346,197	5.10	346,197		3.76
Named Executive Officers and Directors:
Ernest Mario(2)	1,374,979	18.31	1,674,937		16.84
Anish Bhatnagar(9)	447,375	6.20	447,375		4.64
Anthony Wondka(10)	34,384	*	34,384		*
Antoun Nabhan(11)(18)	16,222	*	16,222		*
Edgar G. Engleman(1)(12)	5,662,553	62.97	6,606,411		57.82
Steinar J. Engelsen(13)	4,626	*	4,626		*
Stephen Kirnon(14)	4,321	*	4,321		*
William James Alexander(15)	2,499	*	2,499		*
William G. Harris	—	*	—		*
David D. O’Toole(16)	59,997	*	59,997		*
All current directors and executive officers as a group (10 Persons)(17)	7,600,461	73.82%	8,844,277	(11)	69.39%

*	Represents beneficial ownership of less than one percent (1%).
(1)

Represents, following the Exchange Offer, shares of Common Stock outstanding or issuable within 60 days of April 1, 2015, upon the exercise warrants: (a) 6,127,869 shares of Common Stock held by Vivo Ventures Fund, V, L.P., consisting of (W) 3,939,940 shares of outstanding Common Stock, (X) zero shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2015, and (Y) 2,187,929 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 1, 2015); (b) 71,910 shares of Common Stock held by Vivo Ventures V Affiliates Fund, LP., consisting of (W) 46,236 shares of outstanding Common Stock, (X) zero shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2015, and (Y) 25,674 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 1, 2015); (c) 231,273 shares of Common Stock held by BDF IV Annex Fund, L.P., consisting of (W) 227,068 shares of outstanding Common Stock, (X) zero shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of December 31, 2014, and (Y) 4,205 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of December 31, 2014); (d) 167,945 shares of Common Stock held by Biotechnology Development Fund IV, L.P., consisting of (W) 166,943 shares of outstanding Common Stock, (X) zero shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2015, and (Y) 1,002 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 1, 2015); and (e) 3,093 shares of Common Stock held by Biotechnology Development Fund IV Affiliates, L.P., consisting of (W) 3,076 shares of outstanding Common Stock, (X) zero shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2015, and (Y) 17 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 1, 2015). Vivo Ventures V LLC (Vivo V LLC), is the sole general partner of both of Vivo Ventures Fund V, L.P. and Vivo

Ventures V Affiliates Fund, L.P. (Vivo V Funds), and may be deemed to beneficially own the Common Stock of Capnia owned by the Vivo V Funds. Vivo V LLC disclaims beneficial ownership of the shares of Capnia held by each of the Vivo V Funds, except to the extent of its pecuniary interest therein. BioAsia Investments IV, LLC (BAI IV), is the sole general partner of Biotechnology Development Fund IV, LP, Biotechnology Development Fund IV Affiliates, L.P., BDF IV Annex Fund, L.P. (BDF IV Funds) and may be deemed to beneficially own the Common Stock of Capnia owned by the BDF IV Funds. BAI IV disclaims beneficial ownership of the shares of Capnia held by each of the BDF IV Funds, except to the extent of its pecuniary interest therein. BioAsia Management, LLC (BAM), is the sole general partner of Biotechnology Development Fund II, L.P. (BDF II), and may be deemed to beneficially own the Common Stock of Capnia owned by BDF II. BAM disclaims beneficial ownership of the shares of Capnia held by each of the BDF II Funds, except to the extent of its pecuniary interest therein. Edgar G. Engleman M.D. is one of the managing members in Vivo V LLC, BAI IV, and BAM, and has the shared voting power with other managing members. The address for this stockholder is 575 High Street, Suite 201, Palo Alto, CA 94301.
(2)	Represents, following the offering, shares of Common Stock outstanding or issuable within 60 days of April 1, 2015, upon the exercise of options or warrants: 1,674,937 shares of Common Stock held by Dr. Mario, consisting of (W) 934,020 shares of outstanding Common Stock, (X) 97,108 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2015, (Y) 643,809 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 1, 2015).
(3)	Represents, following the offering, shares of Common Stock outstanding or issuable within 60 days of April 1, 2015, upon the exercise of warrants: 552,122 shares of Common Stock held by John Mack, consisting of (W) 420,596 shares of outstanding Common Stock, and (X) zero shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2015, and (Y) 131,526 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 1, 2015)
(4)	Represents, following the offering, shares of Common Stock outstanding or issuable within 60 days of April 1, 2015, upon the exercise of warrants: 697,050 shares of Common Stock held by Hudson Bay Capital, consisting of (W) 332,350 shares of outstanding Common Stock, and (X) zero shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2015, and (Y) 364,700 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 1, 2015)
(5)	Represents, following the offering, shares of Common Stock outstanding or issuable within 60 days of April 1, 2015, upon the exercise of warrants: 552,282 shares of Common Stock held by Robert Steel, consisting of (W) 420,676 shares of outstanding Common Stock; (X) zero shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2015, and (Y) 131,606 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 1, 2015)
(6)	Represents, following the offering, shares of Common Stock outstanding or issuable within 60 days of April 1, 2015, upon the exercise of warrants: 560,000 shares of Common Stock held by Empery Capital Management, consisting of (W) 280,000 shares of outstanding Common Stock, and (X) zero shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2015, and (Y) 280,000 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 1, 2015)
(7)	Represents, following the offering, shares of Common Stock outstanding or issuable within 60 days of April 1, 2015, upon the exercise of warrants: 591,480 shares of Common Stock held by Anson Funds, consisting of (W) 247,160 shares of outstanding Common Stock, and (X) zero shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2015, and (Y) 344,320 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 1, 2015).
(8)	Represents, following the offering, shares of Common Stock outstanding or issuable within 60 days of April 1, 2015, upon the exercise of warrants: 346,197 shares of Common Stock held by Triremes 16, LLC,

(9)	Represents, following the offering, shares of Common Stock outstanding or issuable within 60 days of April 1, 2015, upon the exercise options or warrants: 447,375 shares of Common Stock held by Dr. Bhatnagar, all of which are shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2015.
(10)	Represents, following the offering, shares of Common Stock outstanding or issuable within 60 days of April 1, 2015, upon the exercise of options or warrants: 29,779 shares of Common Stock held by Mr. Wondka, all of which are shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2015.
(11)	Mr. Nabhan resigned from the Company on December 17, 2014.
(12)	Represents, following the offering, shares of Common Stock outstanding or issuable within 60 days of April 1, 2015, upon the exercise of option or warrants: 6,606,090 shares of Common Stock held by Dr. Engleman, consisting of (Y) the shares held by the Vivo V Funds, the BDF IV Funds and BDF II as set forth above in footnote 2, and (Z) 4,321 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2015.
(13)	Represents, following the offering, shares of Common Stock outstanding or issuable within 60 days of April 1, 2015, upon the exercise of option or warrants: 4,626 shares of Common Stock held by Mr. Engelsen, consisting of (W) 3,254 shares of outstanding Common Stock, (X) zero shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2015, and (Y) 1,372 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 1, 2015).
(14)	Represents, following the offering, shares of Common Stock outstanding or issuable within 60 days of April 1, 2015, upon the exercise of options or warrants: 4,321 shares of Common Stock held by Dr. Kirnon, all of which are shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2015.
(15)	Represents, following the offering, shares of Common Stock outstanding or issuable within 60 days of April 1, 2015, upon the exercise of options warrants: 2,499 shares of Common Stock held by Dr. Alexander, all of which are shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2015.
(16)	Represents, following the offering, shares of Common Stock outstanding or issuable within 60 days of April 1, 2015, upon the exercise of options or warrants: 59,997 shares of Common Stock held by Mr. O’Toole, consisting of (W) 5,250 shares of outstanding Common Stock and (X) 54,747 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2015.
(17)	In total, 3,523,779 of these shares are attributable to options and warrants currently exercisable or exercisable within 60 days of April 1, 2015.
(18)	Mr. Nabhan resigned from our company on December 17, 2014.

RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions that we were or will be a party to in which (i) an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our Common Stock or any member of the immediate family of any of the foregoing persons and (ii) the amount involved exceeds $120,000.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Related Party Convertible Promissory Notes

2010/2012 Convertible Promissory Notes

In 2010 and 2012 we entered into convertible promissory notes with various investors for a total principal amount of $10,200,413. These notes were collateralized by substantially all of our assets and bore an interest rate at a compounded interest rate of 12% per annum. As of completion of the IPO on November 18, 2014, we had $15,410,110 in aggregate principal amount and accrued interest outstanding under the 2010/2012 convertible promissory notes, which automatically converted into 3,165,887 shares of Common Stock in conjunction with the IPO. We incurred $2,860,267 and $1,420,160 of interest expense related to these notes in the years ended December 31, 2013 and December 31, 2014, respectively.

In connection with the 2010/2012 convertible promissory notes we issued warrants for the purchase of preferred stock (see below).

2014 Convertible Promissory Notes

In April 2014, we entered into convertible promissory notes with various investors for a total principal amount of $1,747,681. These notes bear interest at the rate of 2% per annum in the event that the note is automatically converted into units, equal to one share of Common Stock and a warrant to purchase one share of Common Stock, prior to the maturity date.

In connection with the April 2014 convertible notes, we issued a warrant for the purchase of preferred stock. The number of shares for which the warrant may be exercised is to be determined by dividing an amount equal to 25% of the unpaid principal by the exercise price prior to the expiration of this warrant. The exercise price for the warrant is 75% of the price per share of the next financing securities issued in the next financing or $16.20 per share if converted into the Series C preferred stock. The warrants are exercisable: (1) after the earlier of (a) the closing date of a financing that occurred prior to our IPO or (b) the note maturity date and (2) prior to the expiration of this warrant on the earlier of 10 years or the date of our IPO.

In August 2014, we entered into convertible promissory notes with various investors for a total principal amount of $249,693. These notes bear interest at the rate of 2% per annum and automatically converted into units upon completion of our IPO.

In connection with the August 2014 convertible notes, we issued a warrant for the purchase of preferred stock. The number of shares for which the warrant may be exercised is to be determined by dividing an amount equal to 25% of the unpaid principal by the exercise price prior to the expiration of this warrant. The exercise price for the warrant is 75% of the price per share of the next financing securities issued in the next financing or $16.20 per share if converted into the Series C preferred stock. The warrants are exercisable: (1) after the earlier of (a) the closing date of a financing that occurred prior to our IPO or (b) the note maturity date and (2) prior to the expiration of this warrant on the earlier of 10 years or the date of our IPO. In October 2014, we entered into convertible promissory notes with various investors for a total principal amount of $493,407. These notes bear interest at the rate of 2% per annum in the event that the note was automatically converted into units upon completion of our IPO.

In connection with the October 2014 convertible notes, we issued a warrant for the purchase of preferred stock. The number of shares for which the warrant may be exercised is to be determined by dividing an amount equal to 25% of the unpaid principal by the exercise price prior to the expiration of this warrant. The exercise price for the warrant is 75% of the price per share of the next financing securities issued in the next financing or $16.20 per share if converted into the Series C preferred stock. The warrants are exercisable: (1) after the earlier of (a) the closing date of a financing that occurred prior to our IPO or (b) the note maturity date and (2) prior to the expiration of this warrant on the earlier of 10 years or the date of our IPO

In relation to the April, August and October 2014 convertible notes payable, we recognized interest expense through November 18, 2014 of $21,348.

As of completion of our IPO on November 18, 2014, we had $2,512,119 in aggregate principal amount and accrued interest outstanding under the April, August and October 2014 convertible promissory notes. The 2014 convertible promissory notes automatically converted into units of Common Stock and warrants issued in our IPO. At the IPO price of $6.50 per unit, the April, August and October 2014 convertible promissory notes automatically converted into 552,105 units (which consisted of 552,105 shares of Common Stock, Series A Warrants to purchase 552,105 shares of Common Stock, and Series B Warrants to purchase 552,105 shares of Common Stock).

Convertible Preferred Stock Warrants

In 2010 and 2012, in conjunction with the related party convertible note financings, we issued preferred stock warrants. The number of shares for which the warrant may be exercised is to be determined by dividing an amount equal to 25% of the unpaid principal by (a) 75% of the price per share of the equity securities issued in the next round of equity financing under certain conditions or (b) if converting into Series C preferred stock, $16.20 per share. The exercise price for the warrant is 75% of the price per share of equity securities issued in such financing or $16.20 per share if converted into the Series C preferred stock. The warrants are immediately exercisable and will expire 10 years from the original issuance date.

As of December 31, 2014 all warrants issued by us prior to our IPO were issued to related parties consisting of investors and the Chairman of the Board.

In connection with the completion of our IPO, the outstanding warrants to purchase convertible preferred stock converted into warrants to purchase shares of Common Stock, which are no longer subject to adjustment to fair value as they were reclassified to permanent equity upon conversion.

Upon completion of our IPO, the January 2009 warrants became exercisable for 9,259 of our Common Stock, with an exercise price of $21.60. The remaining outstanding preferred stock warrants that were issued in connection with our 2010/2012 convertible promissory notes, became exercisable upon completion of our IPO for 523,867 shares of our Common Stock with an exercise price of $4.87.

Line of Credit

On September 29, 2014, we established a line of credit Vivo Venture and Ernie Mario in the amount of up to $0.1 million. The line of credit bears a fixed interest rate of 6.0% per annum simple interest. The line of credit has a two-year repayment term, with prepayment at our option with no penalty. The line of credit shall be payable out of cash received in our accounts receivable following the commencement of commercial sales. In October 2014, the Company drew down the full amount of $0.1 million provided for by the line of credit.

Indemnification Agreements

We have also entered into indemnification agreements with our directors and certain of our executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Policies and Procedures for Related Party Transactions

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our Common Stock or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10 percent of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. We believe that, during 2014, our executive officers and directors, and persons who own more than 10 percent of our common stock complied with all Section 16(a) filing requirements; except that one late Form 3 report was filed for Vivo Ventures Fund V, L.P. on November 13, 2014 to report its initial holdings as of November 12, 2014, the date our Registration Statement on Form S-1 become effective.

In making these statements, we have relied upon examination of the copies of Forms 3, 4, and 5, and amendments to these forms provided to us, and the written representations of our directors, executive officers, and ten percent stockholders.

Available Information

Our financial statements for our fiscal year ended December 31, 2014 are included in our Annual Report on Form 10-K. This Proxy Statement and our Annual Report on Form 10-K are posted on the Investor Relations section of our website at ir.Capnia.com and are available from the SEC at its website at www.sec.gov.

Company Website

We maintain a website at www.capnia.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.

*            *             *

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Redwood City, California
April 30, 2015

ANNUAL MEETING OF STOCKHOLDERS OF

CAPNIA, INC.

June 15, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

The Notice of Meeting, proxy statement and proxy card are available at www.astproxyportal.com/ast/19765

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20230000000000001000 9

061515

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. To elect the following Class I Director Nominees

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMIN EES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

William James Alexande

Edgar G. Engleman, M.D.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

FOR AGAINST ABSTAIN

2. To ratify the appointment of Marcum LLP as Capnia, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CAPNIA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF CAPNIA, INC.

The undersigned hereby appoints Anish Bhatnagar and David O’Toole, as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote all shares of common stock of Capnia, Inc. (the “Company”) standing in the name of the undersigned on May 19, 2015, with all powers which the undersigned would possess if present at the 2015 Annual Meeting of Stockholders of the Company to be held on June 15, 2015 or at any adjournment or postponement thereof. Receipt of the Notice of the 2015 Annual Meeting of Stockholders and Proxy Statement and the 2014 Annual Report is hereby acknowledged. (Continued and to be signed on the reverse side.)

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